Exhibit 10.3

THIRD MODIFICATION OF CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS

THIS THIRD MODIFICATION OF CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this "Agreement") is effective as of the 1st day of June, 2018, by and among JETPAY PAYMENT SERVICES, FL, LLC, a Delaware limited liability ("Borrower"), JETPAY CORPORATION, a Delaware corporation ("Guarantor"), and FIFTH THIRD BANK, an Ohio banking corporation ("Lender").

RECITALS

A.       Lender made a term loan to Borrower in the amount of One Million Sixty-Eight Thousand Nine Hundred Sixty and 30/100 Dollars ($1,068,960.30) and a revolving line of credit loan to Borrower in the amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) (collectively, the "Loan") pursuant to the terms and conditions of a Credit Agreement dated as of June 1, 2016 by and between Borrower and Lender (the "Credit Agreement"), as modified by that certain Modification of Credit Agreement and Other Loan Documents dated March 23, 2017, as further modified by that certain Second Modification of Credit Agreement and Other Loan Documents dated June 22, 2017 (collectively, the "Modification Agreements"). The Loan is evidenced by a Promissory Note dated June 2, 2016 in the original principal amount of One Million Sixty-Eight Thousand Nine Hundred Sixty and 30/100 Dollars ($1,068,960.30) executed by Borrower and made payable to Lender (the "Revolving Note") and a Promissory Note dated June 1, 2016 in the original principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) executed by Borrower and made payable to Lender, as increased, amended and restated by an Amended and Restated Revolving Promissory Note dated June 22, 2017 in the original principal amount of One Million and No/100 Dollars ($1,000,000.00) executed by Borrower and made payable to Lender, which note is being renewed, amended and restated by that certain Amended and Restated Revolving Promissory Note dated of even date herewith in the original principal amount of One Million and No/100 Dollars ($1,000,000.00) executed by Borrower and made payable to Lender (collectively, together with the Revolving Note, the "Note").

B.       The Loan is secured by (i) a Security Agreement dated June 1, 2016 executed by Borrower to and for the benefit of Lender (the "Security Agreement"), as modified by the Modification Agreements; (ii) a Continuing Guaranty Agreement dated June 1, 2016 executed by Guarantor in favor of Lender (the "Guaranty"); and (iii) certain other loan documents (the Note, the Security Agreement, the Guaranty, the Credit Agreement, the Modification Agreements and the other documents evidencing, securing and guarantying the Loan, in their original form and as amended from time to time, are sometimes collectively referred to herein as the "Loan Documents").

C.       Borrower has requested that Lender modify the Loan Documents as set forth herein, and Lender has agreed to such modifications subject to the terms and conditions herein provided.

NOW, THEREFORE, in consideration of the Recitals set forth above, the agreements by Lender to modify the Credit Agreement, as provided herein, the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Guarantor and Lender hereby agree as follows:

1.       Affirmation of Recitals. The recitals set forth above are true and correct and are incorporated herein by this reference.

2.       Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Credit Agreement.

3.       Modifications to Credit Agreement. The Credit Agreement is hereby modified as follows:

(a)       The following definition in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Note” means, individually or collectively: (i) that certain Promissory Note in the stated principal amount of One Million Sixty-Eight Thousand Nine Hundred Sixty and 30/100 Dollars ($1,068,960.30) dated June 2, 2016 made by Borrower in favor of Lender and (ii) that certain Amended and Restated Revolving Promissory Note in the stated principal amount of One Million and No/100 Dollars ($1,000,000.00) dated effective as of June 1, 2018 made by Borrower in favor of Lender.

(b)       Section 8.1(t) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(t)       Borrower fails to comply with the financial covenants contained in Section 6.8 or Section 6.18 of this Agreement; provided, however, if and only if Borrower’s failure to comply with the financial covenant contained in Section 6.18 of this Agreement is caused solely by the balance of that certain $1,000,000.00 overdraft Amended and Restated Revolving Promissory Note made by Borrower in favor of Lender dated effective as of June 1, 2018 (as amended, restated, renewed, increased or otherwise modified from time to time), such failure shall not be an Event of Default unless it continues unremedied for a period of ten (10) days after Borrower obtains actual knowledge of such failure.

4.       Representations and Warranties of Borrower. Borrower hereby represents, covenants and warrants to Lender as follows:

(a)       The representations and warranties in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof.

(b)       There is currently no Default or Event of Default under the Loan Documents and Borrower does not have knowledge of any event or circumstance which with the giving of notice or the passage of time, or both, would constitute an Event of Default under the Loan Documents.

(c)       The Loan Documents are in full force and effect and, following the execution and delivery of this Agreement, the Loan Documents continue to be the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject to limitations imposed by bankruptcy, insolvency, other debtor relief laws and general principles of equity.

(d)       There has been no material adverse change in the financial condition of Borrower, Guarantor or any other party whose financial statement has been delivered to Lender in connection with the Loan from the date of the most recent financial statements received by Lender, other than what has been disclosed in its SEC filing.

(e)       As of the date hereof, Borrower has no claims, counterclaims, defenses or set-offs with respect to the Loan or the Loan Documents as modified herein.

(f)       Borrower validly exists under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement by Borrower and the performance by Borrower of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

5.       Reaffirmation of Guarantor Documents. Guarantor hereby ratifies and affirms the Guaranty, as modified by the Modification Agreements and this Agreement, and agrees that the Guaranty, as modified by the Modification Agreements and this Agreement, is in full force and effect following the execution and delivery of this Agreement. To Guarantor's actual knowledge, the representations and warranties of Guarantor as contained in the Guaranty are, as of the date hereof, true and correct and Guarantor does not have actual knowledge of any default thereunder. The Guaranty, as modified herein, continues to be the valid and binding obligation of Guarantor, enforceable in accordance with its terms, subject to limitations imposed by bankruptcy, insolvency, other debtor relief laws and principles of equity, and Guarantor has no claim or defense to the enforcement of the rights and remedies of Lender thereunder, except as specifically provided otherwise in the Guaranty. The execution and delivery of this Agreement by Guarantor and the performance by Guarantor of its obligations under the Loan Documents have been duly authorized by all requisite action by or on behalf of Guarantor. This Agreement has been duly executed and delivered on behalf of Guarantor.

6.       Loan Fees and Expenses. As a condition precedent to Lender's agreement to enter into this Agreement, Borrower hereby agrees to pay, promptly upon request therefor, all reasonable out-of-pocket costs and expenses incurred by Lender in connection with this Agreement, including, without limitation, reasonable attorneys’ fees and expenses.

7.       Release of Claims. Borrower, Guarantor and any other obligors, on behalf of themselves and their respective successors and assigns (collectively and individually, "Borrower Parties"), hereby fully, finally and completely RELEASE AND FOREVER DISCHARGE  Lender and its successors, assigns, affiliates, subsidiaries, parents, officers, shareholders, directors, employees, servicers, attorneys, agents and properties, past, present and future, and their respective heirs, successors and assigns (collectively and individually, "Lender Parties"), of and from any and all claims, controversies, disputes, liabilities, obligations, demands, damages, debts, liens, actions and causes of action of any and every nature whatsoever, known or unknown, whether at law, by statute or in equity, in contract or in tort, under state or federal jurisdiction, and whether or not the economic effects of such alleged matters arise or are discovered in the future, which Borrower Parties have as of the date of this Agreement or may claim to have against Lender Parties arising out of or with respect to any and all transactions relating to the Loan or the Loan Documents occurring on or before the date of this Agreement, including any loss, cost or damage of any kind or character arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of Lender Parties occurring on or before the date of this Agreement.  The foregoing release is intended to be, and is, a full, complete and general release in favor of Lender Parties with respect to all claims, demands, actions, causes of action and other matters described therein, including specifically, without limitation, any claims, demands or causes of action based upon allegations of breach of fiduciary duty, breach of any alleged duty of fair dealing in good faith, economic coercion, usury, or any other theory, cause of action, occurrence, matter or thing which might result in liability upon Lender Parties arising or occurring on or before the date of this Agreement.  Borrower Parties understand and agree that the foregoing general release is in consideration for the agreements of Lender contained herein and that they will receive no further consideration for such release.

8.       Further Assurance. Borrower and Guarantor agree in good faith to cooperate, adjust, initial, re-execute and redeliver any and all documents including, but not limited to, any notes, loan documents, security agreements, financing statements, guarantees, deeds, affidavits and closing statements if deemed necessary or desirable in the sole discretion of Lender in order to consummate or complete the Loan transactions contemplated herein among Lender, Borrower and/or Guarantor, to correct errors, or to perfect Lender’s liens or security interests.

9.       Miscellaneous.

(a)       An Event of Default hereunder shall be an "Event of Default" under Section 8.1 of the Credit Agreement entitling Lender to all of the remedies afforded Lender in Section 8.2 of the Credit Agreement.

(b)       This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its conflict of law principles.

(c)       Borrower, Guarantor and Lender acknowledge that there are no other understandings, agreements or representations, either oral or written, express or implied, with respect to the Loan that are not embodied in the Loan Documents and this Agreement, which collectively represent a complete integration of all prior and contemporaneous agreements and understandings of Borrower, Guarantor and Lender with respect to the Loan; and that all such prior understandings, agreements and representations are hereby modified as set forth in this Agreement. Except as expressly modified hereby, the terms of the Loan Documents are and remain unmodified and in full force and effect.

(d)       This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. The paragraph and section headings used herein are for convenience only and shall not limit the substantive provisions hereof. All words herein which are expressed in the neuter gender shall be deemed to include the masculine, feminine and neuter genders. Any word herein which is expressed in the singular or plural shall be deemed, whenever appropriate in the context, to include the plural and the singular.

(e)       Any references to the Note, the Credit Agreement or the Loan Documents, contained in any of the Loan Documents shall be deemed to refer to the Note, the Credit Agreement and the other Loan Documents as amended hereby. This Agreement shall be deemed a "Loan Document" and accordingly, the definition of the term "Loan Documents" appearing in the Loan Documents is hereby amended to include, in addition to the documents already covered thereby, this Agreement.

(f)       This Agreement may be executed in one or more counterparts, all of which, when taken together, shall constitute one original Agreement.

(g)       Time is of the essence of each of Borrower's obligations under this Agreement.

(h)       If one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

[SIGNATURE PAGE TO FOLLOW]

[Signature Page to Third Modification of Credit Agreement and Other Loan Documents]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BORROWER:

JETPAY PAYMENT SERVICES, FL, LLC, a Delaware limited liability company

By:	JetPay Corporation, its sole member

By	/s/ Gregory M. Krzemien
Name:	Gregory M. Krzemien
Its:	Chief Financial Officer

GUARANTOR:

JETPAY CORPORATION,
a Delaware corporation

By	/s/Gregory M. Krzemien
Name:	Gregory M. Krzemien
Its:	Chief Financial Officer
LENDER:

FIFTH THIRD BANK,
an Ohio banking corporation

By	/s/ Brian Holliday
Name:	Brian Holliday
Its:	Vice President

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